            BlackRock Municipal Bond Fund, Inc. (the "Registrant")
            ------------------------------------------------------
               BlackRock High Yield Municipal Fund (the "Fund")

77Q1(e):

Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to sub-item 77Q1(e) of Form N-SAR, a copy of Form of Amendment No. 1 to the Investment Management Agreement between BlackRock Advisors, LLC and the Registrant, on behalf of the Fund.

                                                                EXHIBIT 77Q1(E)

        Form of Amendment No. 1 to the Investment Management Agreement

This Amendment No. 1 to the Investment Management Agreement dated as of November 1, 2016 (the "Amendment") is entered into by and between BlackRock Municipal Bond Fund, Inc., a Maryland corporation (the "Corporation"), on behalf of its series, BlackRock High Yield Municipal Fund (the "Fund"), and BlackRock Advisors, LLC, a Delaware limited liability company (the "Advisor").

WHEREAS, the Corporation, on behalf of the Fund, and the Advisor have entered into an Investment Management Agreement dated September 29, 2006 (the "Management Agreement") pursuant to which the Advisor agreed to act as investment adviser to the Fund; and

WHEREAS, the Management Agreement provides that the Corporation, on behalf of the Fund, will pay to the Advisor a monthly fee in arrears at an annual rate equal to the amount set forth in Schedule A thereto; and

WHEREAS, the Management Agreement provides that the Management Agreement may be amended by the parties to the Management Agreement only if such amendment is specifically approved by the vote of the Board of Directors of the Corporation, including a majority of those Directors who are not parties to the Management Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the Investment Company Act of 1940, by a vote of a majority of the outstanding voting securities of the Fund; and

WHEREAS, the Board of Directors, including a majority of those Directors who are not interested persons of the Corporation, specifically approved this Amendment at an in-person meeting held on September 14, 2016.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. Schedule A of the Management Agreement is hereby amended as set forth on the Schedule A attached hereto with respect to the Fund.

    2. Except as otherwise set forth herein, the terms and conditions of the Management Agreement shall remain in full force and effect.

                                 [End of Text]

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

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Investment Management Agreement to be executed by their officers designated below as of the day and year first written above.

                                             BLACKROCK MUNICIPAL BOND FUND, INC.

                                             By:
                                                  ------------------------------
                                                  Name: John M. Perlowski
                                                  Title: President and Chief
                                                    Executive Officer

                                             BLACKROCK ADVISORS, LLC

                                             By:
                                                  ------------------------------
                                                  Name: Neal J. Andrews
                                                  Title: Managing Director

                                  Schedule A
                                  ----------

                            Investment Advisory Fee
                            -----------------------

          Portion of Average Daily Value of Net Assets              Fee
          --------------------------------------------             ----
          Not exceeding $1 billion................................ 0.47%
          In excess of $1 billion but not exceeding $3 billion.... 0.44%
          In excess of $3 billion but not exceeding $5 billion.... 0.42%
          In excess of $5 billion but not exceeding $10 billion... 0.41%
          In excess of $10 billion................................ 0.40%

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